STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of December 12, 2019 (this “Purchase Agreement”), is entered into by and between Joseph A. De Perio (the “Seller”) and GlassBridge Enterprises, Inc., a Delaware corporation (the “Buyer”).

WHEREAS, the Seller desires to sell to Buyer all of the shares of Sport-BLX, Inc., a Delaware corporation (the “Company”) set forth beside the Seller’s name on Schedule I hereto (the “Company Stock”) and Buyer desires to purchase such Company Stock from the Seller on the terms and subject to the conditions provided herein;

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the Seller and the Buyer hereby agree as follows:

1. Purchase of Company Stock; Purchase Price.

(a) Sale of Company Stock. The Seller hereby sells, assigns, transfers, conveys and delivers to Buyer, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any kind or nature whatsoever (“Liens”), effective at the closing of the transactions contemplated by this Purchase Agreement (the “Closing”), the Company Stock. Buyer hereby accepts delivery of such Company Stock and hereby purchases such Company Stock from the Seller at the Closing.

(b) Consideration.

(i) Closing Payment. At the Closing, Buyer shall pay to the Seller an amount in cash equal to Six Hundred and Six Thousand One Hundred and Ninety Eight Dollars ($606,198) (the “Closing Payment”).

(ii) Promissory Note. Five Million Four Hundred Fifty Five Thousand Seven Hundred Eighty Two Dollars ($5,455,782) shall be payable in the form of a promissory note (the “Promissory Note”) made by Buyer payable to the Seller in the form attached to this Purchase Agreement as Exhibit A.

(c) Closing Deliverables. The following actions shall be taken at Closing:

(i) The Seller will deliver certificates representing the Company Stock, duly endorsed (and accompanied by duly executed stock powers attached hereto as Exhibit B), for transfer to Buyer.

(ii) The Buyer will deliver the Closing Payment by wire transfer of immediately available funds to an account specified in writing by Seller prior to the Closing.

(iii) The Buyer will deliver the Promissory Note, duly executed.

2. Representations, Warranties and Covenants of the Seller. The Seller hereby represents, warrants and covenants to the Buyer as follows:

(a) Authority. The Seller has full power and authority and legal capacity to execute and deliver this Purchase Agreement and to perform his obligations pursuant to this Purchase Agreement and to consummate the transactions contemplated hereby. This Purchase Agreement has been duly and validly executed and delivered by the Seller and constitutes the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with its terms.

(b) Ownership of Company Stock. The Seller is the record and beneficial owner of Company Stock as set forth on Schedule I, has good and valid title to such Company Stock, free and clear of any Liens, proxy obligations, voting restriction, limitation on disposition, adverse claim of ownership or use or other encumbrance of any kind, and is transferring such Company Stock to the Buyer, pursuant to this Purchase Agreement, free and clear of any Liens.

(c) No Conflicts. The execution and delivery by the Seller of this Purchase Agreement does not, and the performance by the Seller of his obligations under this Purchase Agreement and the consummation of the transactions contemplated hereby will not: (i) conflict with or result in a violation or breach of any of the Company’s Certificate of Incorporation, Bylaws or other organizational documents or any other contract, agreement, commitment, arrangement or understanding (whether written or oral, whether formal or informal) with regard to the Seller; or (ii) conflict with or result in a violation or breach of any law applicable to the Seller or his assets or properties.

(d) Legal Proceedings. There are no judicial, administrative or arbitral actions, suits, proceedings (public or private) or claims or any other proceedings, in each case, by or before a governmental entity or arbitral proceeding, pending or, to the knowledge of the Seller, threatened against the Seller or any of his assets or properties which could reasonably be expected to result in the issuance of a decree, injunction, judgment, order, award, ruling, assessment or writ by a court, restraining, enjoining or otherwise prohibiting or making illegal the performance of the Seller’s obligations contemplated by this Purchase Agreement.

(e) Brokers. The Seller has not used any broker or finder in connection with the transactions contemplated hereby and there are no claims by any person under any agreement with the Seller for brokerage commissions, finder’s fees or agent’s commissions or like payment.

3. Representations, Warranties and Covenants of the Buyer. The Buyer hereby represents, warrants and covenants to the Seller as follows:

(a) (i) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) it has all necessary power and authority to execute and deliver this Purchase Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, (iii) the execution and delivery of this Purchase Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Buyer are necessary to authorize this Purchase Agreement or to consummate the transactions contemplated hereby, and (iv) this Purchase Agreement has been duly executed and delivered by the Buyer and, assuming the due authorization, execution and delivery by Seller, constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

(b) The Buyer has not used any broker or finder in connection with the transactions contemplated hereby and there are no claims by any person under any agreement with the Buyer for brokerage commissions, finder’s fees or agent’s commissions or like payment.

4. Expenses and Taxes. Each party will be responsible for all of such party’s own costs and expenses incurred in connection with this Purchase Agreement and the transactions contemplated hereby. Seller shall pay all sales, use stamp, transfer, service, recording and like taxes or fees, if any, imposed by any governmental authority in connection with the transfer and assignment of the Company Stock.

5. Further Assurances. Subject to the terms and conditions contained in this Purchase Agreement, each party shall use such party’s best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Purchase Agreement.

6. Amendment. This Purchase Agreement may be amended only by a written agreement signed by the parties.

7. Waiver of Compliance. Except as otherwise provided in this Purchase Agreement, any failure of a party to comply with any representation, warranties, covenant or condition contained herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such representation, warranties, covenant or condition does not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

8. Governing Law. This Agreement shall be governed by, interpreted under and construed in accordance with the internal laws of the State of New York without giving effect to principles of conflicts of laws. Any action, suit or proceeding to enforce any provision of, or based on any matter arising out of or in connection with, this Purchase Agreement or the transactions contemplated hereby shall be brought in any federal court located in the Southern District of the State of New York or any New York state court located in the Borough of Manhattan, and the parties agrees to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) and each party waives (to the full extent permitted by law) any objection it may have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding has been brought in an inconvenient forum.

9. Counterparts. This Purchase Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10. Captions. The captions contained in this Purchase Agreement are solely for purposes of reference, are not part of the agreement of the parties and do not in any way affect the meaning or interpretation of this Purchase Agreement.

11. Entire Agreement. This Purchase Agreement and the Promissory Note embodies the entire understanding and agreement of the parties, and there are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein or therein, with respect to the subject matter of this Purchase Agreement. This Purchase Agreement supersedes, replaces and terminates all prior agreements and understandings between the parties with respect to the subject matter of this Purchase Agreement.

13. Waiver of Jury Trial. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS PURCHASE AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Purchase Agreement as of the date first written above.

BUYER:

GLASSBRIDGE ENTERPRISES, INC.

By:	/s/ Daniel Strauss
Name:	Daniel Strauss
Title:	Chief Executive Officer

SELLER:

/s/ Joseph A. De Perio
Name:	Joseph A. De Perio

SCHEDULE I

SELLER	COMPANY STOCK	PRICE PER SHARE
Joseph A. De Perio	17,076 shares	$355.00

EXHIBIT A

FORM OF PROMISSORY NOTE

(attached)

EXHIBIT B

ASSIGNMENT SEPARATE FROM CERTIFICATE

(attached)

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, Joseph A. De Perio hereby sells, assigns and transfers to GlassBridge Enterprises, Inc., a Delaware corporation, Seventeen Thousand Seventy Six (17,076) shares of Common Stock, par value $0.001 per share, of Sport-BLX, Inc., a Delaware corporation (the “Company”), standing in his name on the books of the Company represented by book entry shares, and does hereby irrevocably constitute and appoint _______________, to transfer said stock on the books of the Company with full power of substitution in the premises.

This Assignment Separate from Certificate is delivered and may only be used in accordance with the Stock Purchase Agreement dated as of December 12, 2019.

Dated: December 12, 2019

/s/ Joseph A. De Perio
Joseph A. De Perio